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                                                                       Exhibit 8

                              CUSTODIAN AGREEMENT


     THIS AGREEMENT made on _______________________________, 1996, between
Burridge Funds, a  Massachusetts business trust and FIRSTAR TRUST
COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

     WHEREAS, Burridge Funds is an open-ended management investment company under the Investment Company Act of 1940 currently having shares of a single series, Burridge Capital Development Fund, hereinafter called the "Fund"; and

     WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Custodian agree as follows:

1.  Definitions

     The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

     The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of Burridge Funds on behalf of the Fund by any two of the President, a Vice President, the Secretary and the Treasurer of Burridge Funds, or any other persons duly authorized to sign by the Board of Trustees.

     The word "Board" shall mean Board of Trustees of  Burridge Funds.

2.  Names, Titles, and Signatures of the Fund's Officers

     An officer of Burridge Funds will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board, together with any changes which may occur from time to time.

     Additional Series. The Burridge Funds is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. In the event Burridge Funds establishes one or more additional series of shares with respect to which it desires to have the Custodian render services under the terms hereof, it shall so notify
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the Custodian in writing, and if the Custodian agrees in writing to provide such services, such services will be covered by the terms and conditions of this Agreement.

3.  Receipt and Disbursement of Money

     A. Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Upon receipt of proper instructions, which may by their terms be continuing instructions when deemed appropriate by the parties, Custodian shall make payments of cash to, or for the account of, the Fund from such cash only:

     (a) for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of the Fund or of the nominee of Custodian referred to in Section 7 or in proper form for transfer; all securities accepted by Custodian shall be accompanied by payment of, or a "due bill" for, (a)any dividends, interest, or other distributions of the issuer, due the purchaser;
          (b)in the case of a purchase effected through a clearing agency or book entry system, in accordance with the conditions set forth in Section15 hereof; (c)in the case of repurchase agreements entered into between the Fund and Custodian, or another bank; (i)against delivery of the securities either in certificate form or through an entry crediting Custodian's account at the Federal Reserve Bank with such securities or (ii)against delivery of the receipt evidencing purchase by the Fund of securities owned by Custodian along with written evidence of the agreement by Custodian to repurchase such securities from the Fund.

     (b) for the repurchase or redemption of shares of beneficial interest of the Fund upon delivery thereof to Custodian, or upon proper instructions from Burridge Funds;

     (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

     (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

     (e) for other proper corporate purposes certified by resolution of the Board.

     Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under

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the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item(e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of Burridge Funds issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

     B. Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payables. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Fund. Custodian shall collect on a timely basis all income and other payment with respect to bearer of securities if, on the date of payment by the issuer, such securities are held by Custodian and shall credit such income, as collected, to the Fund's custodian account. In any case in which Custodian does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least one demand letter and at least three telephonic demands), it shall so notify the applicable Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await proper instructions; Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. It shall also notify the applicable Fund as soon as reasonably practicable whenever income due on securities, in respect to which such Fund requests such notice, is not collected in due course.

     C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Fund as of specified times agreed upon from by the Fund and the custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.

     D. In any and every case where payment for purchase of securities for the account of the Fund is made by Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from Burridge Funds on behalf of the Fund to so pay in advance, Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of Custodian maintained with a Federal Reserve Bank or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book entry.

4.  Receipt of Securities

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     Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms, or corporations, pursuant to the provisions of this Agreement, all non-cash property, including securities received by it from or for the account of the Fund, provided that securities may be maintained in a securities depository or book entry system in accordance with the conditions set forth in Section ___ of this Agreement. All such non-cash property, including securities, shall be held or disposed of by Custodian for, and subject at all times to the instructions, of Burridge Funds on behalf of the Fund and pursuant to the terms of this Agreement. Custodian shall have no power or authority to assign, hypothecate, pledge, or otherwise dispose of any such securities and investments, except pursuant to the direction of Burridge Funds on behalf of the Fund and only for the account of the Fund as set forth in paragraph5 of this Agreement.

5.  Segregated Accounts

     Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the portfolio, into which account(s) may be transferred cash and/or securities.

6.  Transfer, Exchange, Redelivery, etc. of Securities

     Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only upon receipt of proper instructions, which may by their terms be continuing instructions when deemed appropriate by the parties, and only:

     (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefor;

     (b) when such securities are called, redeemed or retired or otherwise become payable;

     (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

     (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

     (e) upon conversion of such securities pursuant to their terms into other securities;

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     (f)  upon exercise of subscription, purchase or other similar rights represented by such securities;

     (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

     (h) for the purpose of redeeming in kind shares of common stock of the Fund upon delivery thereof to Custodian;

     (i) upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Funds; or

     (j)  for other proper corporate purposes.

     As to any deliveries made by Custodian pursuant to items (a), (b), (d),
(e), (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to Custodian.

     Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), (h), or (i) of this Section 5 and also, in respect of item (j), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Fund issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

7.  Custodian's Acts Without Instructions

     Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Fund, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

8.  Registration of Securities

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     Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of the Fund or of any nominee for the Fund or of any registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

     Burridge Funds shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. All securities accepted by Custodian on behalf of the Fund shall be in "street" or other good delivery form.

9.  Voting and Other Action

     Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

     Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, Custodian shall transmit promptly to the Fund all written information received by Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, Custodian shall transmit promptly to the Fund all written information received by Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify Custodian at least two business days prior to the date on which Custodian is to take action.

10.  Transfer Tax and Other Disbursements

     The Fund shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

     Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the

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Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

11.  Concerning Custodian

     Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

     So long as and to the extent that it exercises reasonable care, Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     The Fund agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Fund for such items.

     In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Fund, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefore.

     Custodian agrees to indemnify and hold harmless Fund from all charges, expenses, assessments, and claims/liabilities (including counsel fees) incurred or assessed against it in connection with the performance of this agreement, except such as may arise from the Fund's own negligent action, negligent failure to act, or willful misconduct.

12.  Subcustodians

     Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the Fund's assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Fund by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

     Notwithstanding anything contained herein, if the Fund requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Fund agrees to

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indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Fund's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

13.  Reports by Custodian

     Custodian shall furnish the Fund periodically as agreed upon with a statement summarizing all transactions and entries for the account of Fund. Custodian shall furnish to the Fund, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue and a list of all securities transactions that remain unsettled at such time. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Fund.

14.  Termination or Assignment

     This Agreement may be terminated by the Fund, or by Custodian, on ninety
(90) days notice, given in writing and sent by registered mail to Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Fund at 115 South La Salle Street, Chicago, Illinois 60603, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company, which is a "bank" defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Twenty-five Million Dollars ($25,000,000) as a Custodian for the Fund to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

     This Agreement may not be assigned by Custodian without the consent of the Fund, authorized or approved by a resolution of its Board.

15.  Deposits of Securities in Securities Depositories

     Custodian may deposit and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange Commission under
Section 17A of the system authorized by the U.S. Department of the Treasury and certain federal agencies, each of which is referred to herein as "a Securities System," in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

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     1.  Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of Custodian in the Securities System which shall not include any assets of Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

     2. The records of Custodian with respect to securities of the Fund which are maintained in the Securities System shall identify by book-entry those securities belonging to the Fund;

     3. Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of Custodian to reflect such payment and transfer for the account of the Fund. Custodian shall transfer securities sold or loaned for the account of a Fund upon (i)receipt of advice from the Securities System that payment or collateral for such securities has been transferred to the Account, and (ii) the making of an entry on the records of Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by Custodian and be provided to the Fund at its request.

     4. Custodian shall promptly provide Burridge Funds with any report obtained by Custodian on the Securities System's accounting system, internal accounting control, and procedures for safeguarding securities deposited in the Securities System.

     5. Anything to the contrary herein notwithstanding, Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reasons of any negligence, misfeasance, or misconduct or Custodian or any of its agents or of any of its or their employees or from failure of Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of Custodian with respect to any claim against the Securities System or any other person which Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     6. Custodian shall not be authorized to act under this Section in the absence of an appropriate certificate of Burridge Funds that the Board has approved the use of a particular Securities Systems and any changes to arrangements in connection therewith.


16.  Independent Accountants

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     Custodian shall provide the Fund, at such times as Burridge Funds may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by Burridge Funds, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are not such inadequacies, shall so state.

17.  Records

     Custodian shall prepare and maintain any records relating to its activities hereunder in such manner as will meet the obligations of Burridge Funds pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, and applicable federal and state tax laws and regulations. To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Fund pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Fund, its auditors, and the Securities and Exchange Commission upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended and applicable federal and state tax laws and regulations.

18.  Disclaimer of Liability

     This Agreement is executed on behalf of Burridge Funds by its officers in their capacity as officers and not individually. The obligations of Burridge Funds under this Agreement are not binding upon Burridge Funds' trustees, officers, or shareholders individually but are binding only upon the assets and property of the Fund. Burridge Funds' Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

     Executed in several counterparts, each of which is an original.




Attest:                                FIRSTAR TRUST COMPANY


________________________________       By ____________________________
Assistant Secretary                       Vice President





Attest:                                BURRIDGE FUNDS


________________________________       By ____________________________

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